ALEXANDER & BALDWIN, INC.
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
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                                AMENDMENT NO. 1
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      The Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option
Plan (hereinafter the "Plan") is hereby amended, effective as of October 25, 2000, as follows:

      1.    Paragraph A of Section III ("CHANGE IN CONTROL") under Article Two
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of the Plan is hereby amended in its entirety to read as follows:

            "A.   Each option outstanding at the time of a Change in Control, as defined below, but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. A Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether or not the Corporation in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if:

                 (i) any "person" (defined, for purposes of this Section III, as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the "beneficial owner" (defined, for purposes of this Section III, as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then out-standing securities;

                (ii)  at least a majority of the Board ceases to consist of
            (a) individuals who have served continuously on the Board since January 1, 2000 and (b) new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who shall at that time have served continuously on the Board since January 1, 2000 or whose election or nomination was previously so approved;

               (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other entity, other than (a) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Corporation, the entity surviving such merger or consolidation or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such person any securities acquired directly from the Corporation or its affiliates) representing 35% or more of the combined voting power of the Corporation's then outstanding securities; or

                (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposi-tion by the Corporation of all or substantially all of the Corporation's assets to an entity at least a majority of the board of directors of which or of any parent thereof is comprised of individuals who comprised the Board immediately prior to such sale or disposition.

      Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions."

      2. Except as modified by this Amendment, all the terms and provisions of the Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan shall continue in full force and effect.

            IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly-authorized officers on this 25th day of October, 2000.



                                    ALEXANDER & BALDWIN, INC.

                                    By /s/ John F. Gasher
                                       Its Vice President


                                    By /s/ Alyson J. Nakamura
                                       Its Secretary